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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Generac Portable Products, Inc., Generac Portable Products, LLC and GPPW, Inc. of our report dated February 22, 1999 relating to the financial statements of Generac Portable Products, Inc., which appears in such Prospectus. We also consent to the use of our report on the Financial Statement Schedule included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 15, 1999